Filed Pursuant to Rule 424(b)(5)
Registration No. 333-267074

Prospectus Supplement

(To prospectus dated September 7, 2022)

Danimer Scientific, Inc.

Common Stock Having an Aggregate Offering Price of Up to $100,000,000

This prospectus supplement and the accompanying base prospectus relate to the offer and sale from time to time of shares of Class A common stock, par value $0.0001 per share (“common stock”) of Danimer Scientific, Inc. (the “Company,” “Danimer,” “we,” “our,” or “us”), having an aggregate offering price of up to $100,000,000 through the sales agent named in this prospectus supplement. These sales will be made over a period of time and from time to time in transactions at then-current prices, pursuant to the terms of an equity distribution agreement, dated September 7, 2022, between us and Citigroup Global Markets Inc., as the sales agent (the “sales agent”), that has been filed with the Securities and Exchange Commission (the “Commission” or the “SEC”) as an exhibit to a Current Report on Form 8-K (the “equity distribution agreement”).

The sales, if any, of shares of our common stock made under the equity distribution agreement may be made in sales deemed to be “at-the-market offerings” as defined in Rule 415 under of the Securities Act of 1933, as amended (the “Securities Act”), including by means of ordinary brokers’ transactions through the facilities of the New York Stock Exchange (“NYSE”) or any other national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale and at market prices, in block transactions or as otherwise agreed between us and the sales agent. The sales agent is not required to sell any specific number or dollar amount of shares of our common stock but, subject to the terms of the equity distribution agreement, will use its commercially reasonable efforts as our agent to sell the shares offered as instructed by us up to the amount specified.

Under the terms of the equity distribution agreement, we also may sell shares of our common stock to the sales agent as principal for its own account, at a price agreed upon at the time of the sale. If we sell shares of our common stock to the sales agent as principal, we will enter into a separate terms agreement with the sales agent, and we will describe that agreement in a separate prospectus supplement or pricing supplement.

Our common stock is listed on the NYSE under the symbol “DNMR.” On September 7, 2022, the last reported sale price of our common stock on the NYSE was $4.31 per share. The compensation of the sales agent for sales of shares of our common stock will be at a fixed commission rate of up to 3.0% of the gross sales price of all shares sold through it as sales agent under the equity distribution agreement. See “Plan of Distribution” beginning on page S-10 for additional information regarding the compensation to be paid to the sales agent. The net proceeds from any sales under this prospectus supplement will be used as described under “Use of Proceeds” in this prospectus supplement.

Investing in our securities involves a high degree of risk. Before buying any shares you should read the discussion of material risks of investing in our securities in “Risk Factors” beginning on page S-3 of this prospectus supplement and the information incorporated by reference into this prospectus supplement.

Neither the Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Citigroup

The date of this prospectus supplement is September 7, 2022

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

IMPORTANT NOTICE ABOUT INFORMATION IN THIS

PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of offerings of shares of our common stock made pursuant to this prospectus supplement. The second part is the accompanying base prospectus, which gives more general information, some of which may not apply to offerings of shares of our common stock made pursuant to this prospectus supplement. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. If the information about the offering of shares of our common stock varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement.

Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference into this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. Please read “Incorporation of Certain Information by Reference” in this prospectus supplement.

We have not, and the sales agent has not, authorized anyone else to make additional representations or to provide you with information other than information provided or incorporated by reference in this prospectus supplement, the accompanying base prospectus or any free writing prospectus prepared by or on behalf of us relating to this offering. We take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you or representations that others may make. This prospectus supplement, the accompanying prospectus and any applicable free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. We are offering to sell shares of our common stock, and seeking offers to buy shares of our common stock, only in jurisdictions where offers and sales are permitted. You should not assume that the information contained in this prospectus supplement, the accompanying base prospectus or any free writing prospectus is accurate as of any date other than the dates shown in these documents or that any information we have incorporated by reference herein is accurate as of any date other than the date of the document incorporated by reference, even though this prospectus supplement, the accompanying base prospectus or an applicable free writing prospectus is delivered or securities are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since such dates.

Neither we, nor the sales agent, nor any of our or its respective representatives are making any representation to you regarding the legality of an investment in our common stock by you under applicable laws. You should consult with your own advisors as to legal, tax, business, financial and related aspects of an investment in our common stock. References in this prospectus supplement to the “Company,” “Danimer,” “we,” “our,” or “us,” refer to Danimer Scientific, Inc.

S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements included in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements.

Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein include, but are not limited to the impact on our business, operations and financial results of the COVID-19 pandemic and the ongoing conflict in Ukraine (each of which, among other things, may affect many of the items listed below); the demand for our products and services; revenue growth; effects of competition; supply chain and technology initiatives; inventory and in-stock positions; state of the economy; state of the credit markets, including mortgages, home equity loans, and consumer credit; impact of tariffs; demand for credit offerings; management of relationships with our employees, suppliers and vendors, and customers; international trade disputes, natural disasters, public health issues (including pandemics and related quarantines, shelter-in-place orders, and similar restrictions), and other business interruptions that could disrupt supply or delivery of, or demand for, our products or services; continuation of equity programs; net earnings performance; earnings per share; capital allocation and expenditures; liquidity; return on invested capital; expense leverage; stock-based compensation expense; commodity price inflation and deflation; the ability to issue debt on terms and at rates acceptable to us; the impact and outcome of investigations, inquiries, claims, and litigation; the effect of accounting charges; the effect of adopting certain accounting standards; the impact of regulatory changes; financial outlook; and the integration of acquired companies into our organization and the ability to recognize the anticipated synergies and benefits of those acquisitions. More information on potential factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the SEC, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. All forward-looking statements included in this prospectus supplement are based upon information available to the Company as of the date of this prospectus supplement, and speak only as the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this prospectus supplement.

You should also read carefully the factors described or referred to in the “Risk Factors” section of this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements. Any forward-looking statements that we make in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein as well as other written or oral statements by us or our authorized officers on our behalf, speak only as of the date of such statement, and we undertake no obligation to update such statements. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement. This summary does not contain all of the information that you should consider before deciding whether to invest in our common stock. You should read this entire prospectus supplement carefully, including the “Risk Factors” section, the accompanying prospectus, and the information incorporated by reference in this prospectus supplement and the accompanying prospectus, prior to making an investment decision. References in this prospectus supplement to “we,” “us,” “our,” the “Company,” and “Danimer” refer to Danimer Scientific, Inc. unless otherwise stated or the context otherwise requires.

The Company

We are a performance polymer company specializing in bioplastic replacements for traditional petroleum-based plastics. Applications for biopolymers include additives, aqueous coatings, fibers, filaments, films, thermoforming, and injection-molded articles. We bring together innovative technologies to deliver biodegradable bioplastic materials to global consumer product companies. We have core competencies in formulation and application development, fermentation process engineering, thermocatalysis, chemical engineering and polymer science. In addition, we have created an extensive intellectual property portfolio to protect our innovations that together with our technology, serves as a valuable foundation for our business and for future industry collaborations.

Globally, over 800 billion pounds of plastic are produced each year. Bioplastics are a key segment of the plastics industry and offer a renewably sourced or compostable replacement for traditional petroleum-based plastics with additional benefits such as biodegradability and enhanced safety. Bioplastics are used in a wide range of applications, including packaging, adhesives, food additives, food service items and many others. The bioplastics industry is diverse and rapidly evolving. As companies continue to innovate new bioplastic products to meet existing and future customer needs, we expect the industry to expand substantially.

We primarily market our products to consumer packaging brand owners, converters and manufacturers in the plastics industry seeking to address environmental, public health, renewability, certification, composting and biodegradability concerns because of customer perceptions, government regulations, or other reasons.

The Company (formerly Live Oak Acquisition Corp. and referred to as “Live Oak” when describing the period prior to the consummation of the Business Combination described below) was incorporated in Delaware on May 24, 2019 as a special purpose acquisition company, or SPAC, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization, or similar business combination with one or more businesses. Live Oak competed its initial public offering in May 2020. On December 29, 2020 (“Closing Date”), the Company consummated a business combination (“Business Combination”), pursuant to which the Company acquired all of the outstanding capital stock of Meredian Holdings Group, Inc. (“Meredian Holdings Group” or “MHG”) through the exchange of MHG common stock for Live Oak Class A common stock. The Business Combination was effected through the merger of Green Merger Corp., a wholly owned subsidiary of Live Oak, with and into MHG, with MHG surviving the merger as a wholly owned subsidiary of Live Oak.

In connection with the closing of the Business Combination, the Company changed its name from Live Oak Acquisition Corp. to Danimer Scientific, Inc.

We, through our principal operating subsidiaries, Meredian, Inc., Meredian Bioplastics, Inc., Danimer Scientific, L.L.C., Danimer Bioplastics, Inc., Danimer Scientific Kentucky, Inc., and Novomer, Inc., bring together innovative technologies to deliver biodegradable bioplastic materials to global consumer product companies.

Corporate Information

Our principal executive offices are located at 140 Industrial Boulevard, Bainbridge, Georgia 39817. Our telephone number is (229) 243-7075, and our Internet website address is www.danimerscientific.com. The content contained in, or that can be accessed through, our website is not part of this prospectus supplement (other than the documents that we file with the SEC that are expressly incorporated by reference into this prospectus supplement). See “Incorporation of Certain Information by Reference.”

The Offering

Issuer	Danimer Scientific, Inc., a Delaware corporation

Common stock offered by us	Class A common stock, par value $0.0001 per share, having an aggregate offering price of up to $100,000,000.

Manner of offering	“At-the-market offering” that may be made from time to time through our sales agent, Citigroup Global Markets Inc. See “Plan of Distribution” on page S-10.

We also may sell shares of our common stock to the sales agent as principal for its own account at a price agreed upon at the time of the sale. If we sell shares of our common stock to the sales agent as principal, we will enter into a separate terms agreement with the sales agent, and we will describe that agreement in a separate prospectus supplement or pricing supplement.

Use of proceeds	We intend to use the net proceeds of this offering of shares of our common stock, after deducting the sales agent’s commissions and our offering expenses, for general corporate purposes, which may include, without limitation, the repayment and refinancing of certain indebtedness, working capital and capital expenditures, including, without limitation, the construction of our greenfield facility in Bainbridge, Georgia. Pending application for specific purposes, the net proceeds may be temporarily invested in marketable securities. See “Use of Proceeds” in this prospectus supplement.

Our management will have broad discretion in the application of the net proceeds. See “Risk Factors” on page S-3.

Dividend policy	We do not currently intend to pay dividends on our common stock. We plan to retain any earnings for use in the operation of our business and to fund future growth.

Listing	Our common stock is listed on the NYSE under the trading symbol “DNMR.”

Risk factors	Investing in our securities involves a high degree of risks. You should read the section titled “Risk Factors” beginning on page S-3 of, and the other information included or incorporated by reference in, this prospectus supplement for a discussion of some of the risks and uncertainties you should carefully consider before deciding to invest in our common stock.

Transfer agent and registrar	Continental Stock Transfer & Trust Company.

RISK FACTORS

Investing in our common stock involves risks. Our business is influenced by many factors that are difficult to predict and beyond our control and that involve uncertainties that may materially affect our results of operations, financial condition or cash flows, or the value of our common stock. These risks and uncertainties include those described below, as well as in the risk factors and other sections of the documents that are incorporated by reference in this prospectus supplement, including “Part I, Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. You should carefully consider these risks and uncertainties and all of the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before you invest in our common stock.

Risks Related to This Offering

We have broad discretion in the use of the net proceeds from this offering.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways with which you may not agree. Accordingly, you will be relying on the judgment of our management with regard to the use of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested or otherwise used in a way that does not yield a favorable, or any, return for us, or that does not improve our operating results or enhance the value of our common stock. The failure of our management to apply these funds effectively could, among other things, result in unfavorable returns and uncertainty about our prospects, each of which could cause the price of our common stock to decline.

You will experience dilution as a result of this offering or any future offerings, which may adversely affect the per share trading price of our common stock.

This offering may have a dilutive effect on our earnings per share after giving effect to the issuance of our common stock in this offering. The actual amount of dilution from this offering will be based on numerous factors, particularly the use of proceeds and the return generated by such investment, and cannot be determined at this time. The per share trading price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market pursuant to this offering.

The issuance of additional shares of our common stock in future offerings could be dilutive to stockholders if they do not invest in future offerings. Moreover, to the extent that we issue options or warrants to purchase, or securities convertible into or exchangeable for, shares of our common stock in the future and those options, warrants or other securities are exercised, converted or exchanged, stockholders may experience further dilution.

You may experience future dilution as a result of future equity offerings. The sale of our common stock in this offering and any future sales of our common stock may depress our stock price and our ability to raise funds in new stock offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering. Sales of our common stock in this offering and the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable, or at all.

Because we do not currently intend to pay dividends on our common stock, stockholders will benefit from an investment in our common stock only if it appreciates in value.

We do not currently anticipate paying any dividends on shares of our common stock. Any determination to pay dividends in the future will be made by our board of directors and will depend upon results of operations, financial conditions, contractual restrictions, restrictions imposed by applicable law, and other factors our board of directors deems relevant. Accordingly, realization of a gain on stockholders’ investments will depend on the appreciation of the price of our common stock. There is no guarantee that our common stock will appreciate in value or even maintain the price at which stockholders purchased their shares.

We might require additional capital to support business growth, and this capital might not be available on favorable terms, or at all.

Our operations or expansion efforts may require substantial additional financial, operational, and managerial resources. While we believe we have sufficient liquidity as of June 30, 2022 to fund our working capital and other operating requirements, we may raise additional funds to expand our operations. If we obtain additional funding in the future, we may seek debt financing or obtain additional equity capital. Additional capital may not be available to us, or may only be available on terms that adversely affect our existing stockholders, or that restrict our operations.

For example, if we raise additional funds through issuances of equity or convertible debt securities, our existing stockholders could suffer dilution, and any new equity securities we issue could have rights, preferences, and privileges superior to those of holders of our common stock. Upon liquidation, holders of our debt securities and lenders with respect to other borrowings will receive distributions of our available assets prior to the holders of our common stock. In addition, any preferred stock we may issue could have a preference on liquidating distributions or a preference on distribution, dividend or other payments that could limit our ability to make a distribution to the holders of our common stock. Since our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future offerings reducing the market price of our common stock.

Future sales of our common stock in the public market could cause our stock price to fall.

Sales of a substantial number of shares of our common stock in the public market, or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. As of September 7, 2022, we had 101,176,069 shares of common stock outstanding, all of which shares, other than shares held by our directors and certain officers, were eligible for sale in the public market, subject in some cases to compliance with the requirements of Rule 144 promulgated under the Securities Act, or Rule 144, including the volume limitations and manner of sale requirements. In addition, shares of common stock issuable upon exercise of outstanding options and shares reserved for future issuance under our stock incentive plans, convertible notes, and privately held warrants will become eligible for sale in the public market to the extent permitted by applicable vesting requirements and subject in some cases to compliance with the requirements of Rule 144. We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.

The market price for our common stock may be volatile and subject to future declines, and the value of an investment in our common stock may decline.

The price at which the shares of our common stock may be sold in the public market after they are purchased pursuant to this prospectus supplement may be lower than the price at which they are sold through or by the sales agent. The market price of our shares of common stock may be volatile and be subject to wide fluctuations. Fluctuations in our stock price may be unrelated to or not otherwise reflect our historical financial performance and condition and prospects. The stock market in general can experience considerable price and volume fluctuations due to changes in general economic conditions or other factors beyond our control, which could impact the future market price of our shares of common stock. These broad market fluctuations may adversely affect the market price of our common stock. We cannot assure you that the market price of our shares of common stock will not be volatile or fluctuate or decline significantly in the future.

USE OF PROCEEDS

The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the equity distribution agreement as a source of financing.

We intend to use the net proceeds of this offering of shares of our common stock, after deducting the sales agent’s commissions and our offering expenses, for general corporate purposes, which may include, without limitation, the repayment and refinancing of certain indebtedness, working capital and capital expenditures, including, without limitation, the construction of our greenfield facility in Bainbridge, Georgia.

The sales agent and/or any of its affiliates may be lenders under any future credit facilities that we may enter into or hold a portion of our outstanding convertible senior notes, either currently or in the future, and affiliates of the sales agent may hold our securities. To the extent we use proceeds from sales under the equity distribution agreement to repay indebtedness under our credit facilities or to repurchase or redeem our securities, such affiliates may receive proceeds from such sales. See “Plan of Distribution—Other Relationships.”

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a discussion of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership, and disposition of our common stock, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed or subject to differing interpretations, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought and will not seek any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following discussion, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This discussion does not address any U.S. state, local or non-U.S. tax considerations, the Medicare tax on net investment income or any alternative minimum tax consequences. In addition, this discussion does not address tax considerations applicable to a Non-U.S. Holder’s particular circumstances or to a Non-U.S. Holder that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies or other financial institutions;

●	tax-exempt entities;

●	dealers in securities or currencies;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	persons that own, or are deemed to own, more than 5% of our capital stock;

●	certain former citizens or long-term residents of the United States;

●	persons who hold our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;

●	persons who do not hold our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes);

●	persons deemed to sell our common stock under the constructive sale provisions of the Code;

●	pension plans;

●	partnerships, or other entities or arrangements treated as partnerships for U.S. federal income tax purposes, or investors in any such entities;

●	persons required to accelerate the recognition of any item of gross income with respect to our common stock as a result of such income being included in an applicable financial statement;

●	integral parts or controlled entities of foreign sovereigns;

●	tax-qualified retirement plans;

●	controlled foreign corporations;

●	passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax; or

●	persons that acquire our common stock as compensation for services.

If a partnership, including any entity or arrangement classified as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships that hold our common stock and partners in such partnerships, should consult their tax advisors regarding the U.S. federal income tax consequences to them of the purchase, ownership, and disposition of our common stock.

You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our common stock arising under the U.S. federal estate or gift tax rules, any U.S. state, local or non-U.S. tax laws, or the application of any applicable tax treaty.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is not a “U.S. person,” a partnership, or an entity disregarded from its owner, each for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes.

Distributions

If we make distributions on our common stock, those payments will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, they will constitute a return of capital and will first reduce a Non-U.S. Holder’s basis in our common stock, but not below zero. Any excess will be treated in the same manner as gain from the sale or disposition of our common stock and will be treated as described below under “Gain on Sale or Other Disposition of Common Stock.”

Subject to the discussion below on effectively connected income, any dividend paid to a Non-U.S. Holder generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be provided by an applicable income tax treaty. In order to claim a reduced treaty rate, a Non-U.S. Holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable documentation) certifying its qualification for the reduced rate of withholding tax under an applicable income tax treaty. Such documentation must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Dividends paid to a Non-U.S. Holder that are effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business within the United States (and, if an applicable income tax treaty so provides, are attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States) generally are exempt from the withholding tax described above. In order to obtain this exemption, the Non-U.S. Holder must provide the applicable withholding agent with a properly executed IRS Form W-8ECI or other applicable IRS Form W-8 (or a successor form) certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. Such effectively connected dividends, although not subject to withholding tax, are taxed at the same U.S. federal income tax rates applicable to U.S. persons, net of certain deductions and credits, subject to an applicable income tax treaty providing otherwise. In addition, a Non-U.S. Holder that is a corporation may be subject to a branch profits tax at a rate of 30% (or such lower rate as may be provided by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year that are attributable to such dividends.

If you are eligible for a reduced rate of withholding tax pursuant to a tax treaty, you may be able to obtain a refund of any excess amounts withheld if you timely file an appropriate claim for refund with the IRS.

Gain on Sale or Other Disposition of Common Stock

Subject to the discussion below regarding backup withholding and FATCA, a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain recognized upon the sale or other disposition of our common stock unless:

●

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if an income tax treaty so provides, the gain is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), in which case the Non-U.S. Holder will be subject to U.S. federal income tax on the gain derived from the sale at regular U.S. federal income tax rates applicable to U.S. persons; furthermore, a Non-U.S. Holder that is a corporation may also be subject to the branch profits tax at a 30% rate (or such lower rate as may be provided by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items;

●

the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met, in which case such Non-U.S. Holder will be subject to U.S. federal income tax at a rate of 30% (or such lower rate provided by an applicable income tax treaty), which may be offset by U.S. source capital losses (even though the Non-U.S. Holder is not considered a resident of the United States) provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses; or

●

our common stock constitutes a U.S. real property interest by reason of our status as a “U.S. real property holding corporation,” or USRPHC, for U.S. federal income tax purposes. In general, a corporation is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we are not currently a USRPHC, and we do not anticipate becoming a USRPHC in the future. However, there can be no assurance that we will not become a USRPHC. Even if we are or become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our common stock will not be subject to U.S. federal income tax as long as our common stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market and such Non-U.S. Holder does not, actually or constructively, hold more than 5% of our common stock at any time during the applicable period that is specified in the Code. If the foregoing exception does not apply, then if we are or were to become a USRPHC, a purchaser may be required to withhold 15% of the amount realized by a Non-U.S. Holder from a sale or disposition of our common stock and such Non-U.S. Holder generally will be subject to U.S. federal income tax on the gain derived from such sale or disposition at U.S. federal income tax rates applicable to U.S. persons.

Backup Withholding and Information Reporting

Generally, we must file information returns annually with the IRS in connection with any dividends on our common stock paid to a Non-U.S. Holder, regardless of whether any tax was actually withheld. A similar report will be sent to the Non-U.S. Holder. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in the Non-U.S. Holder’s country of residence.

Payments of dividends or of proceeds on the disposition of stock made to a Non-U.S. Holder may be subject to additional information reporting and backup withholding at a current rate of 24% unless such Non-U.S. Holder establishes an exemption, for example by properly certifying its non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8ECI, or another appropriate version of IRS Form W-8 (or a successor form). Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that a holder is a U.S. person.

Backup withholding is not an additional tax; rather, the U.S. income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance Act (“FATCA”)

Sections 1441 through 1446 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), may impose withholding tax on certain types of payments made to foreign financial institutions and certain other non-U.S. entities. The legislation imposes a 30% withholding tax on dividends on, or gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or to certain “non-financial foreign entities” (each as defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. Withholding under FATCA will apply to the applicable payments regardless of whether the recipient is a beneficial owner or acts as an intermediary with respect to such payments. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (i) above, it must enter into an agreement with the United States Department of the Treasury (the “Treasury”) requiring, among other things, that it undertake to identify accounts held by “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. If the country in which a payee is resident has entered into an “intergovernmental agreement” with the United States regarding FATCA, that agreement may permit the payee to report to that country rather than to the Treasury.

Under the applicable Treasury regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends (including deemed dividends) paid on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of our common stock on or after January 1, 2019, proposed Treasury regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding FATCA.

The preceding discussion of U.S. federal tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock, including the consequences of any proposed change in applicable laws.

PLAN OF DISTRIBUTION

We have entered into an equity distribution agreement with Citigroup Global Markets Inc., as our sales agent, under which we may offer and sell shares of our common stock having an aggregate offering price of up to $100,000,000 from time to time. We have filed the equity distribution agreement as an exhibit to a Current Report on Form 8-K, which is incorporated by reference in this prospectus supplement. The sales, if any, of shares of our common stock made under the equity distribution agreement may be made in sales deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act, including by means of ordinary brokers’ transactions through the facilities of the NYSE or any other national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale and at market prices, in block transactions or as otherwise agreed between the sales agent and us. The sales agent will not engage in any prohibited stabilizing transactions with respect to our common stock.

Under the terms of the equity distribution agreement, we may sell shares of our common stock to the sales agent as principal for its own account at a price agreed upon at the time of sale. If we sell shares of our common stock to the sales agent as principal, we will enter into a separate terms agreement with the sales agent, and we will describe that agreement in a separate prospectus supplement or pricing supplement.

We will designate the maximum dollar amount of shares of our common stock to be sold through the sales agent on a daily basis or otherwise as we and the sales agent agree and the minimum price per share at which such common stock may be sold. The sales agent is not required to sell any specific number or dollar amount of shares but will use its commercially reasonable efforts, as our agent and subject to the terms and conditions of the equity distribution agreement, to sell shares as instructed by us. We may instruct the sales agent not to sell any shares of our common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or the sales agent may suspend any offering of shares of our common stock at any time and from time to time by notifying the other party. We reserve the right to issue and sell shares of our common stock other than through or to the sales agent during the term of the equity distribution agreement on terms that we deem appropriate. We cannot predict the number of shares that we may sell hereby or if any shares will be sold.

We will pay the sales agent a commission rate of up to 3.0% of the gross sales price per share sold through the sales agent under the equity distribution agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse the sales agent for certain specified expenses, including certain fees and disbursements of its legal counsel. We estimate that the total expenses for the offering, excluding discounts and commissions, will be approximately $1,100,000.

The sales agent will provide to us written confirmation following the close of trading on the NYSE each day in which shares of our common stock are sold under the equity distribution agreement. Each confirmation will include the number of shares sold on that day, the gross sales proceeds, the net proceeds to us (after deducting any expenses payable by us and any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental entity or self-regulatory organization in respect of such sales) and the compensation payable by us to the sales agent. We will report at least quarterly in our publicly filed documents the number of shares sold by or through the sales agent under the equity distribution agreement, the net proceeds to us and any other information we reasonably believe is required to comply with the Securities Act and the Exchange Act of 1934 (as amended, the “Exchange Act”) with respect to such sales.

Settlement for sales of shares of our common stock will occur, unless the parties agree otherwise, on the second business day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

If we or the sales agent have reason to believe that shares of our common stock are no longer an “actively-traded security” as defined under Rule 101(c)(1) of Regulation M under the Exchange Act, that party will promptly notify the other parties and sales of shares of our common stock pursuant to the equity distribution agreement will be suspended until in our collective judgment Rule 101(c)(1) or another exemptive provision has been satisfied.

The offering of shares of our common stock pursuant to the equity distribution agreement will terminate upon written notice of termination of the equity distribution agreement by us or the sales agent or otherwise by mutual agreement of us and the sales agent.

In connection with the sale of shares of our common stock on our behalf, the sales agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the sales agent may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the sales agent against certain liabilities, including civil liabilities under the Securities Act, and to contribute to payments that the sales agent may be required to make for these liabilities.

Other Relationships

The sales agent and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities and other financial and non-financial activities and services. Certain of the sales agent and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they have received or may receive customary fees and expenses.

In the ordinary course of business, the sales agent and its affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account or for the accounts of their customers, and such investment and securities activities may involve or relate to assets, securities or instruments of the Company (directly, as collateral securing other obligations or otherwise) or persons and entities with relationships with the Company. The sales agent and its affiliates may also make investment recommendations, market color or trading ideas or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such assets, securities and instruments.

The sales agent and/or any of its affiliates may be lenders under any future credit facilities that we may enter into or hold a portion of our outstanding convertible senior notes, either currently or in the future, and affiliates of the sales agent may hold our securities. To the extent we use proceeds from sales under the equity distribution agreement to repay indebtedness under our credit facilities or to repurchase or redeem our securities, such affiliates may receive proceeds from such sales. See “Use of Proceeds.”

Listing

Our common stock is traded on the NYSE under the symbol “DNMR.”

Selling Restrictions

European Economic Area and the United Kingdom

In relation to each Member State of the European Economic Area and the United Kingdom (each a “Relevant State”), no shares of our common stock have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares of our common stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation), except that offers of shares of our common stock may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the sales agent for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares of our common stock shall require the issuer or any sales agent to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

In the case of any shares of our common stock being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of our common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the sales agent has been obtained to each such proposed offer or resale.

The Company, the sales agent and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, (1) the expression an “offer to the public” in relation to any shares of our common stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of our common stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

References to the Prospectus Regulation includes, in relation to the UK, the Prospectus Regulation as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018.

The above selling restriction is in addition to any other selling restrictions set out below.

United Kingdom

This prospectus supplement is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares of our common stock may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares of our common stock without disclosure to investors under Chapter 6D of the Corporations Act.

The shares of our common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares of our common stock must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Canada

The shares of our common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of our common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the sales agent is not required to comply with the disclosure requirements of NI 33-105 regarding sales agent conflicts of interest in connection with this offering.

Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Hong Kong

The shares have not been offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the shares were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; or (4) as specified in Section 276(7) of the SFA.

Switzerland

The prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the shares will not be listed on the SIX Swiss Exchange. Therefore, the prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the shares may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the shares with a view to distribution. Any such investors will be individually approached by the sales agent from time to time.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Kane Kessler, P.C. Certain legal matters in connection with this offering will be passed upon for the sales agent by Cahill Gordon & Reindel llp, New York, New York.

EXPERTS

The consolidated financial statements of Danimer Scientific, Inc. as of December 31, 2021 and 2020, and for the years then ended, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report on the effectiveness of internal control over financial reporting as of December 31, 2021, expresses an opinion that Danimer Scientific, Inc. did not maintain effective internal control over financial reporting as of December 31, 2021 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states the material weakness in risk assessment resulted in the following material weaknesses in internal control over financial reporting: (1) ineffective controls over the accuracy of the quantities billed for product revenue, (2) ineffective controls over the expense attribution for certain stock-based compensation awards, (3) ineffective controls over the preparation and review of the tax provision, including the assignment of control operators with requisite knowledge, experience and expertise, and (4) ineffective controls over the processing and payment of vendor invoices for certain contracts with progress billings have been identified and included in management’s assessment.

The audit report on the effectiveness of internal control over financial reporting as of December 31, 2021, also contains an explanatory paragraph that states the Company acquired Novomer, Inc. (“Novomer”) during 2021, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2021, Novomer’s internal control over financial reporting associated with 20% of total assets and less than 1% of total revenues included in the consolidated financial statements of the Company as of and for the year ended December 31, 2021. Our audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of Novomer.

The consolidated financial statements of the Company, as the successor to MHG, at December 31, 2019, and for the year ended December 31, 2019, incorporated by reference in this prospectus supplement, have been audited by Thomas Howell Ferguson P.A., independent registered public accounting firm, as set forth in their report, which is incorporated by reference herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains a web site that contains reports, proxy statements, information statements and other information about issuers who file electronically with the SEC. The address of the web site is http://www.sec.gov.

The SEC allows us to “incorporate by reference” information in this prospectus supplement or the accompanying base prospectus that we have filed with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying base prospectus, except for any information that is superseded by information that is included directly in this prospectus supplement or the accompanying base prospectus relating to an offering of our securities.

We incorporate by reference into this prospectus supplement the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering of shares of our common stock. These additional documents include periodic reports, such as annual reports on Form 10-K and quarterly reports on Form 10-Q, and current reports on Form 8-K (other than information furnished under Items 2.02 and 7.01 or corresponding information furnished under Item 9.01 as an exhibit, which is deemed not to be incorporated by reference in this prospectus supplement), as well as proxy statements (other than information identified in them as not incorporated by reference). You should review these filings as they may disclose a change in our business, prospects, financial condition or other affairs after the date of this prospectus supplement.

This prospectus supplement incorporates by reference the documents listed below that we have filed with the SEC but have not been included or delivered with this document:

●	our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 7, 2022;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, filed with the SEC on May 10, 2022, and June 30, 2022, filed with the SEC on August 9, 2022;

●	the description of our common stock contained in our Registration Statement on Form 8-A12B, filed with the SEC on May 4, 2020 under the Exchange Act, including, without limitation, any amendment or report filed for the purpose of updating such description; and

●	our Current Reports on Form 8-K filed with the Commission on January 21, 2022, February 3, 2022, and August 15, 2022 (in each case, excluding “furnished” and not “filed” information under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that are related to such items).

These documents contain important information about us and our financial condition.

You may obtain a copy of any of these filings, or any of our future filings, from us without charge by requesting it in writing or by telephone at the following address or telephone number:

Danimer Scientific, Inc.

Attention: Corporate Secretary

140 Industrial Boulevard

Bainbridge, Georgia 39817

(229) 243-7075

PROSPECTUS

DANIMER SCIENTIFIC, INC.

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Guarantees of Debt Securities

Warrants

This prospectus provides a general description of securities of Danimer Scientific, Inc. (the “Company,” “Danimer,” “we,” “our,” and “us”) that we may offer and the general manner in which we will offer them. We may offer, issue and sell, from time to time, in one or more offerings and series, together or separately, shares of our common stock, shares of our preferred stock, debt securities, guarantees of debt securities or warrants up to an aggregate amount of $100,000,000.

Each time any of our securities is offered using this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The applicable prospectus supplement will contain more specific information about the offering. The applicable prospectus supplement will also contain information, where appropriate, about material United States federal income tax consequences relating to, and any listing on a securities exchange of, the debt or equity securities covered by the prospectus supplement. The applicable prospectus supplement may also add, update or change the information in this prospectus and will also describe the specific manner in which we will offer such securities.

This prospectus may not be used to offer or sell securities without a prospectus supplement which includes a description of the method and terms of the offering.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities.

We may offer and sell these securities to or through one or more underwriters, dealers and agents or directly to purchasers, as designated from time to time, or through a combination of these methods, on a continuous or delayed basis. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. The names of any underwriters, dealers or agents will be included in a prospectus supplement. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. The applicable prospectus supplement will provide the specific terms of the plan of distribution.

Our common stock is listed on the New York Stock Exchange under the symbol “DNMR.” We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

Investing in our securities involves a high degree of risks. Please refer to the “Risk Factors” section beginning on page 2 of this prospectus, “Item 1A – Risk Factors” of our most recent Annual Report on Form 10-K incorporated by reference herein, and under similar headings in the applicable prospectus supplement and any other documents that are incorporated by reference herein or therein, for a description of the risks you should consider when evaluating this investment.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 7, 2022

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ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the “SEC”, under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and/or sell, in one or more offerings and series, together or separately, shares of our common stock, preferred stock, debt securities, guarantees of debt securities or warrants up to an aggregate amount of $100,000,000. This prospectus only provides you with a general description of the securities that we may offer. Each time we offer and sell any of our securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the terms of the securities and the offering. The applicable prospectus supplement will also contain information, where appropriate, about material United States federal income tax consequences relating to, and any listing on a securities exchange of, the debt or equity securities covered by the prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. This prospectus and the prospectus supplements provide you with a general description of the Company and our securities. Before purchasing any of our securities, you should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained in this prospectus or any prospectus supplement and those documents incorporated by reference in this prospectus or any accompanying prospectus supplement. We have not authorized anyone to provide you with information that is in addition to, or different from, that contained in this prospectus or any accompanying prospectus supplement. If anyone provides you with different or additional information, you should not rely on it. This prospectus may only be used where it is legal to sell these securities, and we have not authorized anyone to make any representations in connection with an offering other than those contained or incorporated by referenced in this prospectus or any accompanying prospectus supplement. Neither this prospectus nor any prospectus supplement is an offer to sell, or a solicitation of an offer to buy, in any state where the offer or sale is prohibited. The information in this prospectus, any prospectus supplement or any document incorporated herein or therein by reference is accurate as of the date contained on the cover of such documents. Neither the delivery of this prospectus or any prospectus supplement, nor any sale made under this prospectus or any prospectus supplement will, under any circumstances, imply that the information in this prospectus or any prospectus supplement is correct as of any date after the date of this prospectus or any such prospectus supplement.

References in this prospectus to the “Company,” “Danimer,” “we,” “our,” and “us,” refer to Danimer Scientific, Inc.

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FORWARD-LOOKING STATEMENTS

Certain statements included in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements.

Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein include, but are not limited to the impact on our business, operations and financial results of the COVID-19 pandemic and the ongoing conflict in Ukraine (each of which, among other things, may affect many of the items listed below); the demand for our products and services; revenue growth; effects of competition; supply chain and technology initiatives; inventory and in-stock positions; state of the economy; state of the credit markets, including mortgages, home equity loans, and consumer credit; impact of tariffs; demand for credit offerings; management of relationships with our employees, suppliers and vendors, and customers; international trade disputes, natural disasters, public health issues (including pandemics and related quarantines, shelter-in-place orders, and similar restrictions), and other business interruptions that could disrupt supply or delivery of, or demand for, our products or services; continuation of equity programs; net earnings performance; earnings per share; capital allocation and expenditures; liquidity; return on invested capital; expense leverage; stock-based compensation expense; commodity price inflation and deflation; the ability to issue debt on terms and at rates acceptable to us; the impact and expected outcome of investigations, inquiries, claims, and litigation; the effect of accounting charges; the effect of adopting certain accounting standards; the impact of regulatory changes; financial outlook; and the integration of acquired companies into our organization and the ability to recognize the anticipated synergies and benefits of those acquisitions. More information on potential factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. All forward-looking statements included in this prospectus are based upon information available to the Company as of the date of this prospectus, and speak only as the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this prospectus.

You should also read carefully the factors described or referred to in the “Risk Factors” section of this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein, to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements. Any forward-looking statements that we make in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein as well as other written or oral statements by us or our authorized officers on our behalf, speak only as of the date of such statement, and we undertake no obligation to update such statements. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

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THE COMPANY

Company Overview

We are a performance polymer company specializing in bioplastic replacements for traditional petroleum-based plastics. Applications for biopolymers include additives, aqueous coatings, fibers, filaments, films, thermoforming, and injection-molded articles. We bring together innovative technologies to deliver biodegradable bioplastic materials to global consumer product companies. We have core competencies in formulation and application development, fermentation process engineering, thermocatalysis, chemical engineering and polymer science. In addition, we have created an extensive intellectual property portfolio to protect our innovations that together with our technology, serves as a valuable foundation for our business and for future industry collaborations.

Market Overview

Globally, over 800 billion pounds of plastic are produced each year. Bioplastics are a key segment of the plastics industry and offer a renewably sourced or compostable replacement for traditional petroleum-based plastics with additional benefits such as biodegradability and enhanced safety. Bioplastics are used in a wide range of applications, including packaging, adhesives, food additives, food service items and many others. The bioplastics industry is diverse and rapidly evolving. As companies continue to innovate new bioplastic products to meet existing and future customer needs, we expect the industry to expand substantially.

We primarily market our products to consumer packaging brand owners, converters and manufacturers in the plastics industry seeking to address environmental, public health, renewability, certification, composting and biodegradability concerns because of customer perceptions, government regulations, or other reasons.

Corporate Overview

The Company (formerly Live Oak Acquisition Corp. and referred to as “Live Oak” when describing the period prior to the consummation of the Business Combination described below) was incorporated in Delaware on May 24, 2019 as a special purpose acquisition company, or SPAC, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization, or similar business combination with one or more businesses. Live Oak competed its initial public offering in May 2020. On December 29, 2020 (“Closing Date”), the Company consummated a business combination (“Business Combination”), pursuant to which the Company acquired all of the outstanding capital stock of Meredian Holdings Group, Inc. (“Meredian Holdings Group” or “MHG”) through the exchange of MHG common stock for Live Oak Class A common stock. The Business Combination was effected through the merger of Green Merger Corp., a wholly owned subsidiary of Live Oak, with and into MHG, with MHG surviving the merger as a wholly owned subsidiary of Live Oak.

In connection with the closing of the Business Combination, the Company changed its name from Live Oak Acquisition Corp. to Danimer Scientific, Inc.

The following description of our business describes the business historically operated by Meredian Holdings Group and its subsidiaries under the “Danimer Scientific” name as an independent enterprise prior to the Business Combination (“Legacy Danimer”) and is operated by the Company following the consummation of the Business Combination.

We, through our principal operating subsidiaries, Meredian, Inc., Meredian Bioplastics, Inc., Danimer Scientific, L.L.C., Danimer Bioplastics, Inc., Danimer Scientific Kentucky, Inc., and Novomer, Inc., bring together innovative technologies to deliver biodegradable bioplastic materials to global consumer product companies.

Our headquarters are located at 140 Industrial Boulevard, Bainbridge, Georgia 39817 and our telephone number is (229) 243-7075.

Our website address is www.danimerscientific.com. The content contained in, or that can be accessed through, our website is not part of this prospectus (other than the documents that we file with the SEC that are expressly incorporated by reference into this prospectus). See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

RISK FACTORS

Investing in our securities involves a high degree of risk. Please carefully consider the risk factors described in our periodic and current reports filed with the SEC, which are incorporated by reference in this prospectus, as well as any risks that may be set forth in or incorporated by reference into the prospectus supplement relating to a specific security. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. The risks and uncertainties we have described are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS

The use of proceeds from the sale of our securities will be specified in the applicable prospectus supplement.

Unless stated otherwise in an accompanying prospectus supplement, we will use the net proceeds from the sale of securities described in this prospectus for general corporate purposes.

When a particular series of securities is offered, the accompanying prospectus supplement will set forth our intended use for the net proceeds received from the sale of those securities. Pending application for specific purposes, the net proceeds may be temporarily invested in marketable securities. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds. Except as mentioned in any prospectus supplement, specific allocations of the proceeds to such purposes will not have been made at the date of that prospectus supplement.

DESCRIPTION OF COMMON STOCK

The following description of our common stock does not purport to be complete and is subject in all respects to applicable Delaware law and qualified by reference to the provisions of our Fourth Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and Second Amended and Restated Bylaws, as amended (the “Bylaws”). Copies of our Certificate of Incorporation and Bylaws are incorporated by reference and will be sent to stockholders upon request. Please read “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” to find out how you obtain a copy of those documents. We encourage you to read carefully this prospectus, the Certificate of Incorporation, the Bylaws and the other documents we refer to herein for a more complete understanding of the Company’s common stock.

Authorized and Outstanding Common Stock

The Certificate of Incorporation authorizes the issuance of 200,000,000 shares of Class A Common Stock, $0.0001 par value per share (“Common Stock”), and 10,000,000 shares of undesignated preferred stock, $0.0001 par value. As of August 9, 2022, there were 101,170,634 shares of Common Stock and no shares of preferred stock outstanding.

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of Common Stock possess all voting power for the election of our directors and all other matters requiring stockholder action. Holders of Common Stock are entitled to one vote per share on matters to be voted on by stockholders. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy, voting together as a single class.

Dividends

Holders of Common Stock will be entitled to receive such dividends, if any, as may be declared from time to time by our Board of Directors (the “Board”) in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on Common Stock unless the shares of Common Stock at the time outstanding are treated equally and identically. We have not paid any cash dividends on the Common Stock to date. We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the Board and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Board may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur.

Liquidation, Dissolution and Winding Up

In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of the common stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied.

Preemptive or Other Rights

Our stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to Common Stock.

Election of Directors

The Bylaws provide that our business and affairs be managed by the Board. Our Board is composed of a single class of nine directors, each of whom will generally serve for a term of one year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

DESCRIPTION OF PREFERRED STOCK

The following is a description of certain general terms and provisions of our preferred stock. The particular terms of any series of preferred stock offered by us will be described in a prospectus supplement relating to such offering. The following description of our preferred stock does not purport to be complete and is subject in all respects to applicable Delaware law and qualified by reference to the provisions of our Certificate of Incorporation, Bylaws and the certificate of designation relating to each series of our preferred stock, which will be filed with the Securities and Exchange Commission at or prior to the time of issuance of such series of preferred stock.

Our Certificate of Incorporation authorizes our Board to issue, without further stockholder approval, up to 10,000,000 shares of preferred stock in one or more series, having a par value of $0.0001 per share. As of the date of this prospectus, no shares of our preferred stock were outstanding.

Our Board is authorized to fix the designation and relative rights for each series of preferred stock, and the applicable prospectus supplement will set forth with respect to such series, the following information:

●	any dividend rights;

●	any stated redemption and liquidation values or preference per share;

●	any sinking fund provisions;

●	any conversion or exchange provisions;

●	any participation rights;

●	any voting rights; and

●	the terms of any other preferences, limitations and restrictions, as are stated in the resolutions adopted by our Board and as are permitted by the Delaware General Corporation Law (the “DGCL”).

The transfer agent and registrar for each series of preferred stock will be described in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

The debt securities may be senior debt securities or subordinated debt securities. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities.” The form of indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. We will include in a supplement to this prospectus the specific terms of each series of debt securities being offered. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the debt securities and the indenture are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indenture (and any amendments or supplements we may enter into from time to time which are permitted under such indenture) and the debt securities, including the definitions therein of certain terms.

Unless otherwise specified in a prospectus supplement, the debt securities will be our direct unsecured obligations. The indenture does not limit the aggregate principal amount of debt securities that we may issue and provides that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the indenture.

We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered the aggregate principal amount and the following terms of the debt securities, if applicable:

●	the title and ranking of the debt securities (including the terms of any subordination provisions);

●	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

●	covenants that we will adhere to in connection with the issuance and maintenance of debt securities;

●	events of default, acceleration, waiver of defaults, and related remedies, rights, and duties;

●	form, denomination, issuance, registration, transfer, and replacement of debt securities;

●	guarantees of the debt securities of that series, if any, including the terms of subordination, if any, of such guarantees;

●	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

●	satisfaction and discharge of debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

DESCRIPTION OF GUARANTEES OF THE DEBT SECURITIES

If specified in the applicable prospectus supplement, certain of our subsidiaries will guarantee the debt securities. The particular terms of any guarantee will be described in the related prospectus supplement. Any guarantees will be joint and several and full and unconditional obligations of the guarantors. The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

DESCRIPTION OF WARRANTS

A warrant is a security that gives the holder the right, upon exercise of the warrant, to purchase a specified number of securities at a specified exercise price, during a specified exercise period, which is subject to adjustment upon the occurrence of specified events. We may issue warrants for the purchase of our common stock, preferred stock or debt securities or any combination thereof. Warrants may be issued independently or together with our common stock, preferred stock or debt securities and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. Warrants will be offered and exercisable for United States dollars only. Warrants will be issued in registered form only. The particular terms of any warrants will be described in the related prospectus supplement.

Anti-Takeover Effects of CERTAIN Provisions of Delaware Law and
Our Certificate of Incorporation and Bylaws

Certain provisions of the Certificate of Incorporation and Bylaws could have an anti-takeover effect. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board and in the policies formulated by the Board and to discourage an unsolicited takeover of us if the Board determines that such takeover is not in the best interests of us and our stockholders. However, these provisions could have the effect of discouraging certain attempts to acquire us or remove incumbent management even if some or a majority of stockholders deemed such an attempt to be in their best interests.

The provisions in the Certificate of Incorporation and the Bylaws include: (a) advance notice requirements for special meetings and the Board’s ability to solicit additional information reasonably foreseeable to be material to a stockholder’s decision about the nominees or a stockholder proposal; (b) a procedure which requires stockholders to nominate directors in advance of a meeting to elect such directors; (c) the authority to issue additional shares of common stock and/or preferred stock without stockholder approval; (d) the number of directors on our Board will be fixed exclusively by the Board; (e) any newly created directorship or any vacancy in our Board resulting from any increase in the authorized number of directors or the death, disability, resignation, retirement, disqualification, removal from office or other cause will be filled solely by the affirmative vote of a majority of the directors then in office, even if less than a quorum; and (f) our Bylaws may be amended by our Board.

The DGCL contains statutory “anti-takeover” provisions, including Section 203 of the DGCL which applies automatically to a Delaware corporation unless that corporation elects to opt-out as provided in Section 203. We, as a Delaware corporation, have not elected to opt-out of Section 203 of the DGCL. Under Section 203 of the DGCL, a stockholder acquiring more than 15% of the outstanding voting shares of a corporation (an “Interested Stockholder”) but less than 85% of such shares may not engage in certain business combinations with the corporation for a period of three years subsequent to the date on which the stockholder became an Interested Stockholder unless prior to such date, the board of directors of the corporation approves either the business combination or the transaction which resulted in the stockholder becoming an Interested Stockholder, or the business combination is approved by the board of directors and by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the Interested Stockholder.

Limitation of Liability and Indemnification of Officers and Directors

Pursuant to provisions of the DGCL, we have adopted provisions in our Certificate of Incorporation that provide that our directors shall not be personally liable for monetary damages to us or our stockholders for a breach of fiduciary duty as a director to the full extent that the Securities Act permits the limitation or elimination of the liability of directors.

We have in effect a directors and officers liability insurance policy indemnifying our directors and officers and the directors and officers of our subsidiaries within a specific limit for certain liabilities incurred by them, including liabilities under the Securities Act. We pay the entire premium of this policy. Our Certificate of Incorporation also contains a provision for the indemnification by us of all of our directors and officers, to the fullest extent permitted by the DGCL.

Exclusive Forum

Our Bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or stockholder of the Company to the Company or the Company’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation, or Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, (d) any action asserting a claim governed by the internal affairs doctrine; or (e) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL, shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware). Any person or entity purchasing or otherwise acquiring any interest in shares of our stock shall be deemed to have notice of and consented to the foregoing forum selection provisions.

PLAN OF DISTRIBUTION

We may sell securities in any one or more of the following ways (or in any combination) from time to time:

●	to or through one or more underwriters or dealers;

●	directly to a limited number of purchasers or to a single purchaser, including through a specific bidding, auction or other process; or

●	through agents, brokers or dealers.

The applicable prospectus supplement will set forth the terms of the offering of such securities, including:

●	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

●	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers;

●	describing any compensation in the form of discounts, concessions or commissions or otherwise received from us by each of such underwriter, dealer or agent and in the aggregate to all underwriters, dealers and agents;

●	identifying the amounts underwritten;

●	identifying the nature of the underwriter’s obligation to take the securities;

●	identifying any over-allotment option under which the underwriters may purchase additional securities from us;

●	identifying any quotation systems or securities exchanges on which the securities may be quoted or listed; and

●	identifying any other facts material to the transaction.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may effect the distribution of the securities from time to time in one or more transactions either:

●	at a fixed price or at prices that may be changed;

●	at market prices prevailing at the time of sale;

●	at prices relating to such prevailing market prices; or

●	at negotiated prices.

Any underwritten offering may be on a best efforts or a firm commitment basis. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including, without limitation, negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters without a syndicate. Generally, the underwriters’ obligations, if any, to purchase the securities will be subject to certain conditions precedent. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities if they purchase any of the securities (other than any securities purchased upon exercise of any option to purchase additional securities or any over-allotment option). Any public offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

If a dealer is used in an offering of securities, we may sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of sale. The prospectus supplement may set forth the name of the dealer and the terms of the transactions.

We may sell the securities directly or through agents that we designate from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and will describe any commissions payable by us to the agent. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may also sell the securities offered by any applicable prospectus supplement in “at-the-market offerings” within the meaning of Rule 415 of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise. If a broker is used in the sale of the securities, the broker will not acquire the securities, and we will sell the securities directly to the purchasers in the applicable market. The prospectus supplement will set forth the terms of the arrangements with the broker.

We may sell the securities directly to one or more purchasers without using any underwriters, dealers or agents. In that event, no underwriters or agents would be involved. In addition, we may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, a third party may use securities borrowed from us or others to settle such sales and may use securities received from us or others to settle those sales to close out any related short positions. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. We may also sell the securities directly, in which event, no underwriters or agents will be involved.

In the sale of the securities, underwriters, dealers or agents may receive compensation in the form of commissions, discounts or concessions from us.  Underwriters, dealers or agents may also receive compensation from the purchasers of securities for whom they act as agents or to whom they sell as principals, or both.  Any underwriters, broker-dealers and agents that participate in the distribution of the securities may be deemed to be “underwriters” as defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act. Compensation as to a particular underwriter, dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving securities. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales. Maximum compensation to any underwriters, brokers, dealers or agents will not exceed any applicable FINRA limitations.

Agents, underwriters and dealers may be entitled under relevant agreements with us or to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.

Underwriters or agents may purchase and sell the securities in the open market. These transactions may include over-allotments, stabilizing transactions, syndicate covering transactions and penalty bids. Over-allotments involves sales in excess of the offering size, which creates a short position. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with an offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the securities are traded, in the over-the-counter market or otherwise.

Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

The specific terms of any lock-up provisions in respect of any given offering of common stock will be described in the applicable prospectus supplement.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement for such securities. To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than the common stock, which is listed on the New York Stock Exchange. Any common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to applicable notices. We may elect to apply for quotation or listing of any other class or series of our securities on a quotation system or an exchange but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Any such activities will be described in the prospectus supplement. Therefore, no assurance can be given as to the liquidity of, or the trading market for, any other class or series of our securities.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.danimerscientific.com. Information accessible on or through our website is not a part of this prospectus (other than the documents that we file with the SEC that are expressly incorporated by reference into this prospectus).

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

This prospectus omits certain information that is contained in the registration statement on file with the SEC, of which this prospectus is a part. For further information with respect to us and our securities, reference is made to the registration statement, including the exhibits incorporated therein by reference or filed therewith. Statements herein contained concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit or incorporated by reference to the registration statement. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-39280):

●	our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 7, 2022;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, filed with the SEC on May 10, 2022, and June 30, 2022, filed with the SEC on August 9, 2022;

●	the description of our common stock contained in our Registration Statement on Form 8-A12B, filed with the SEC on May 4, 2020 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, any amendment or report filed for the purpose of updating such description; and

●	our Current Reports on Form 8-K filed with the Commission on January 21, 2022, February 3, 2022, and August 15, 2022 (in each case, excluding “furnished” and not “filed” information under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that are related to such items).

We also incorporate by reference any future filings (other than any filings or portions of such reports that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules, including current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we file a post-effective amendment which indicates the termination of the offering of the securities made by this prospectus and the accompanying prospectus. Information in such future filings updates and supplements the information provided in this prospectus and the accompanying prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You may obtain copies of any of these filings by contacting us at the address and telephone number indicated below.

Documents incorporated by reference are available from us without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing or by telephone at:

Danimer Scientific, Inc.

Attention: Corporate Secretary

140 Industrial Boulevard

Bainbridge, Georgia 39817

(229) 243-7075

EXPERTS

The consolidated financial statements of Danimer Scientific, Inc. as of December 31, 2021 and 2020, and for the years then ended, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report on the effectiveness of internal control over financial reporting as of December 31, 2021, expresses an opinion that Danimer Scientific, Inc. did not maintain effective internal control over financial reporting as of December 31, 2021 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states the material weakness in risk assessment resulted in the following material weaknesses in internal control over financial reporting: (1) ineffective controls over the accuracy of the quantities billed for product revenue, (2) ineffective controls over the expense attribution for certain stock-based compensation awards, (3) ineffective controls over the preparation and review of the tax provision, including the assignment of control operators with requisite knowledge, experience and expertise, and (4) ineffective controls over the processing and payment of vendor invoices for certain contracts with progress billings have been identified and included in management’s assessment.

The audit report on the effectiveness of internal control over financial reporting as of December 31, 2021, also contains an explanatory paragraph that states the Company acquired Novomer, Inc. (Novomer) during 2021, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2021, Novomer’s internal control over financial reporting associated with 20% of total assets and less than 1% of total revenues included in the consolidated financial statements of the Company as of and for the year ended December 31, 2021. Our audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of Novomer.

The consolidated financial statements of the Company, as the successor to Legacy Danimer, at December 31, 2019, and for the year ended December 31, 2019, included in this prospectus, have been audited by Thomas Howell Ferguson P.A., independent registered public accounting firm, as set forth in their report, which is incorporated by reference herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Kane Kessler, P.C., New York, New York. Any underwriters will be advised of the other issues relating to any offering by their own legal counsel, which will be named in an accompanying prospectus supplement relating to that offering.

Danimer Scientific, Inc.

Common Stock Having an Aggregate Offering Price of Up to $100,000,000

Prospectus Supplement

Citigroup

September 7, 2022